                             DEBT ASSUMPTION AGREEMENT

          This Debt Assumption Agreement (the "Agreement") is entered into this 31st day of December, 1998 between Hilton Hotels Corporation, a Delaware corporation ("Hilton"), and Park Place Entertainment Corporation, a Delaware corporation and indirect wholly-owned subsidiary of Hilton ("Park Place").


                                       RECITALS

          WHEREAS, Hilton and Park Place have entered into a Distribution Agreement dated as of December 31, 1998, which provides for among other things,
(i) the distribution (the "Distribution") to the holders of Hilton's outstanding shares of common stock, par value $2.50 per share (the "Common Stock"), on a one-for-one basis, of all the outstanding shares of common stock, par value $.01 per share, of Park Place (the "Park Place Common Stock"), (ii) the division between Hilton and Park Place of certain assets and liabilities and (iii) certain other agreements governing the relationship between Hilton and Park Place following the Distribution;

          WHEREAS, Hilton has entered into an indenture dated as of April 15, 1997 (the "Indenture") with BNY Western Trust Company, as trustee (the "Trustee"), pursuant to which Hilton may issue debt securities in series from time to time;

          WHEREAS, Hilton has outstanding $300 million aggregate principal amount of 7.375% Senior Notes due 2002 (the "2002 Notes"), issued pursuant to the Indenture, as supplemented by terms established pursuant to a Board Resolution (as defined in the Indenture) adopted on May 28, 1997 and set forth in an Officer's Certificate (the "2002 Officer's Certificate" and, together with the Indenture, the "2002 Indenture");

          WHEREAS, Hilton has outstanding $325 million aggregate principal amount of 7% Senior Notes due 2004 (the "2004 Notes" and, together with the 2002 Notes, the "Notes") issued pursuant to the Indenture, as supplemented by terms established pursuant to a Board

Resolution adopted on July 17, 1997 and set forth in an Officer's Certificate (the "2004 Officer's Certificate" and, together with the Indenture, the "2004 Indenture") (the 2002 Indenture and the 2004 Indenture being referred to collectively herein as the "Indentures"); and

          WHEREAS, the Distribution Agreement provides that Park Place shall enter into this Agreement on or prior to the date on which the Distribution is effected (the "Distribution Date"), in order to provide for the assumption of obligations set forth herein.

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants set forth herein, the parties hereby agree as follows:

          SECTION 1.     CAPITALIZED TERMS.

          Capitalized terms used herein, and not defined herein, shall have the meanings ascribed to such terms in the Indentures.

          SECTION 2.     EXECUTION OF THE SUPPLEMENTAL INDENTURE.

          Park Place and Hilton agree to amend the terms of the Indentures by executing the First Supplemental Indenture in the form attached hereto as Exhibit A (the "Supplemental Indenture") on the Distribution Date, which Supplemental Indenture will serve to amend the 2002 Indenture with respect to the 2002 Notes and the 2004 Indenture with respect to the 2004 Notes. The Supplemental Indenture will not amend the Indenture with respect to any other series of Debt Securities that Hilton has issued or may issue pursuant to the Indenture. Hilton agrees to deliver to the Trustee an Officer's Certificate and an Opinion of Counsel, in form and substance satisfactory to the Trustee, stating that the execution of the Supplemental Indenture is permitted pursuant to section 11.01 of the Indenture. Park Place and Hilton agree to take all such other action as may be reasonably necessary to cause the Trustee to execute the Supplemental Indenture.

          SECTION 3.     PARK PLACE PAYMENT OBLIGATION.

          Pursuant to the Supplemental Indenture, Park Place will assume responsibility for, and agree to pay, one hundred percent (100%) of the amount of each payment required to be made by Hilton to Holders of Notes pursuant to the terms of the Indentures and the Notes with respect to the principal of (and premium, if any) and interest on the Notes (the "Park Place Payment Obligations"). Under the circumstances set forth below, Park Place shall be entitled to certain payments from Hilton.

          SECTION 4.     HILTON OBLIGATIONS.

          Any payments by Park Place in satisfaction of the Park Place Payment Obligations shall be deemed to relieve Hilton of its obligations under the Indentures to the extent of such payments by Park Place. Subject to the Park Place Payment Obligations, Hilton shall retain all of its obligations with respect to payments under the Indentures with respect to the Notes, including, without limitation, the obligation to make payment of the Park Place Payment Obligations in the event Park Place fails to make any such payments as provided in Section 3.

          SECTION 5.     DIRECT PAYMENT BY HILTON.

          Upon a default by Park Place in the Park Place Payment Obligations, Hilton shall have the right to pay all or any portion of the Park Place Payment Obligations directly to the Paying Agent or the Trustee. In such event, Park Place shall be required to pay to Hilton upon demand any amounts paid by Hilton in satisfaction of the Park Place Payment Obligations, together with interest on any such amounts at the rate per annum borne by the applicable Notes plus 2% per annum, calculated from the date such payment was due from Park Place under the applicable Indenture to the date such payment is made by Park Place to Hilton.

          SECTION 6.     HILTON REIMBURSEMENT OBLIGATION.

          In the event of an Acquisition Related Rating Change, Hilton shall be required to pay to Park Place, as such amounts become due under the applicable Notes, the increase in the interest rate on the Notes attributable to such Acquisition Related Rating Change.

          SECTION 7.     EVENT OF DEFAULT BY HILTON.

          If Hilton creates an Event of Default under the Indentures and the Notes are accelerated in accordance with the terms of the applicable Indenture as a result thereof, Park Place will have the option to require Hilton to loan it an amount sufficient to make such payments. In such event, Park Place will repay such loan to Hilton on the schedule it would have adhered to for payments on the Notes if no acceleration had occurred.

          SECTION 8.     OBLIGATION TO REPURCHASE OR DEFEASE NOTES.

          If Park Place fails to pay any of the Park Place Payment Obligations as and when payment of any principal of (or premium, if any) or interest on the Notes is due, and any grace period with respect to such payment provided in the Indenture has expired (or if Hilton pays any of such principal, premium or interest and Park Place does not repay such amount to Hilton pursuant to Section 5 hereof within ten (10) days after demand therefor is made by Hilton), then, in either case, upon the written request of Hilton, Park Place shall, within 90 days after it receives such written request, either (i) repurchase all of the outstanding Notes and pay all accrued and unpaid interest thereon and other amounts payable with respect thereto to the Persons entitled to such payment, or
(ii) defease the obligations of Hilton and Park Place under all of the outstanding Notes pursuant to Article Fifteen of the Indenture, it being understood that Park Place may elect either the "legal defeasance option" or the "covenant defeasance option" (both as defined in Section 15.02 of the Indenture), so long as Park Place satisfies all of the conditions precedent to a defeasance pursuant to the option so elected that are set forth in the Indentures.

          SECTION 9.     COVENANTS.

          Park Place agrees with Hilton to comply with the following covenants for the sole benefit of Hilton and for so long as it is obligated to make the Park Place Payment Obligations. Hilton's remedies upon a breach of the following covenants by Park Place are set forth in Section 9(e) below. Certain defined terms used below are set forth on Exhibit B hereto.

          (a) LIMITATIONS ON LIENS. Other than as set forth in Section 9(c) below, neither Park Place nor any Restricted Subsidiary will create, assume or suffer to exist any Lien (i) upon any Principal Property, (ii) upon any shares of capital stock of any Restricted Subsidiary owned by Park Place or any Restricted Subsidiary or (iii) securing Debt of any Restricted Subsidiary, without equally and ratably securing the Notes with (or prior to) the Debt secured by such Lien, for so long as such Debt shall be so secured, PROVIDED, HOWEVER, that this limitation will not apply to (a) Liens existing on the date of issuance of the Notes or on the date of the assumption by Park Place of the payment obligations under the Indentures governing the Notes; (b) Liens existing
(i) on property at the time of acquisition thereof by Park Place or a Restricted Subsidiary (whether such property is acquired through a merger, a consolidation or otherwise), or (ii) on property or securing Debt of, or an equity interest in, any corporation, partnership or other entity at the time such corporation, partnership or other entity becomes a Restricted Subsidiary; (c) Liens to secure Debt with respect to all or any part of the acquisition cost or the cost of construction or improvement of property, PROVIDED, such Debt is incurred and related Liens are created within 24 months of the acquisition, completion of construction or improvement or commencement of full operation, whichever is later, and such Debt does not exceed the aggregate amount of the acquisition cost and/or the construction cost thereof; (d) Liens on shares of capital stock or property of a Restricted Subsidiary to secure Debt with respect to all or part of the acquisition cost of such Restricted Subsidiary, PROVIDED that such Debt is incurred and related Liens are created within 24 months of the acquisition of such Restricted Subsidiary and such Debt does not exceed the acquisition cost of such Restricted Subsidiary; (e) Liens to secure Debt incurred to construct additions to, or to make Capital Improvements to, properties of Park Place or any Restricted Subsidiary, PROVIDED such Debt is incurred and related Liens are created within 24 months of completion of construction or Capital Improvements and such indebtedness does not exceed the cost of such construction or Capital Improvements; (f) Liens in favor of Park Place or another Restricted Subsidiary; (g) Liens to secure Debt on which interest payments are exempt from Federal income tax under Section 103 of the Internal Revenue Code of 1986, as amended; (h) Liens on the capital stock, partnership or other equity interests of Park Place or any Restricted Subsidiary in any Joint Venture or any Restricted Subsidiary which owns an equity interest in such Joint Venture to secure Debt, PROVIDED the amount of such Debt is contributed and/or advanced solely to such Joint Venture; (i) any extension, renewal or replacement, in whole or in part, of any Liens referred to in the foregoing clauses (a) through (h) or of any Debt secured thereby, including premium, if any, PROVIDED that the aggregate principal amount secured does not exceed (x) the greater of (i) the principal amount secured thereby at the time of such extension, renewal or replacement, or, as the case may be, repayment or extinguishment and (ii) 80% of the fair market value (in the opinion of Park Place's board of directors) of the properties subject to such extension, renewal or replacement plus (y) any reasonable fees and expenses associated with such extension, renewal or replacement, and PROVIDED, FURTHER, that in the case of a replacement thereof, such Debt is incurred and related Liens are created within 24 months of the repayment or extinguishment of the Debt or Liens referred to in the foregoing clauses (a) through (h); (j) purchase money liens on personal property; (k) Liens to secure payment of workers' compensation or insurance premiums, or relating to tenders, bids or contracts (except contracts for the payment of money); (l) Liens in connection with tax assessments or other governmental charges, or as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or right; (m) mechanic's, materialman's, carrier's or other like Liens, arising in the ordinary course of business; and (n) Liens in favor of any domestic or foreign government or governmental body in connection with contractual or statutory obligations.

          (b) LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS. Other than as provided in Section 9(c) below, neither Park Place nor any Restricted Subsidiary will enter into any arrangement with any lessor (other than Park Place or a Restricted Subsidiary), providing for the lease to Park Place or a Restricted Subsidiary for a period of more than three years (including renewals at the option of the lessee) of any Principal Property that has been or is to be sold or transferred by Park Place or such Restricted Subsidiary to such lessor or to any other Person, and for which funds have been or are to be advanced by such lessor or other Person on the security of the leased property ("Sale and Lease-Back Transaction"), unless either (a) Park Place or such Restricted Subsidiary would be entitled, pursuant to the provisions described in clauses
(a) through (n) of the proviso of Section 9(a), to create, assume or suffer to exist a Lien on the property to be leased without equally and ratably securing the Notes, or (b) an amount equal to (i) the greater of the net cash proceeds of such sale or the fair market value of such property (in the opinion of Park Place's board of directors) less (ii) the fair market value (in the opinion of Park Place's board of directors) of any noncash proceeds of the sale of such property (PROVIDED such noncash proceeds constitute "Principal Property," acquired on the date the property sold in the Sale and Lease-Back Transaction was acquired by Park Place or any of its Restricted

Subsidiaries), is applied within 180 days to the retirement or other discharge of the Notes or Debt ranking on a parity with the Notes.

          (c) EXEMPTED LIENS AND SALE AND LEASE-BACK TRANSACTIONS. Notwithstanding the restrictions set forth in Sections 9(a) and 9(b) above, Park Place or any Restricted Subsidiary may create, assume or suffer to exist Liens or enter into Sale and Lease-Back Transactions not otherwise permitted as described in Sections 9(a) and 9(b) above, PROVIDED that at the time of such event, and after giving effect thereto, the sum of outstanding Debt secured by such Liens (not including Liens permitted in Section 9(a)) plus all Attributable Debt in respect of such Sale and Lease-Back Transactions entered into (not including Sale and Lease-Back Transactions permitted in Section 9(b)), measured, in each case, at the time any such Lien is incurred or any such Sale and Lease-Back Transaction is entered into, by Park Place and Restricted Subsidiaries does not exceed 15% of Consolidated Net Tangible Assets.

          (d) LIMITATION ON MERGER, CONSOLIDATION AND TRANSFER OF ASSETS. Park Place shall not consolidate with, merge with or into, or sell, assign, convey, transfer or lease its properties and assets substantially in their entirety (computed on a consolidated basis) to any Person unless:

               (1) either (A) Park Place is the surviving entity or (B) the successor or transferee (the "Successor Corporation") is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and shall expressly assume all of the obligations of Park Place in this Agreement and the Supplemental Indenture; and

               (2) immediately after giving effect to such transaction, Park Place or the Successor Corporation, as the case may be, is not in default on its obligations under the Agreement or the Supplemental Indenture.

          Upon any consolidation with or merger with or into any other corporation, or any sale, assignment, conveyance, transfer or lease of the properties and assets of Park Place substantially in their entirety in accordance with this Section 9(d), the Successor Corporation formed by such consolidation or into which Park Place is merged or to which such sale, assignment, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Park Place under this Agreement with the same effect as if such Successor Corporation had been named as Park Place herein.

          (e) BREACH OF COVENANTS BY PARK PLACE. If Park Place either (i) breaches any of the covenants set forth in this Section 9 after written notice by Hilton and the continuance of such default for 60 days, or (ii) fails to pay any Park Place Payment Obligations as and when such payment is due, then Hilton shall have the right to require that Park Place or the Successor Corporation, as the case may be, set aside the remaining payments due on the Notes in an escrow account for the benefit of Hilton. Park Place will make scheduled payments to Holders of Notes from such escrow account.
If Park Place fails to make such payments from the escrow account, Hilton shall be entitled to direct the Trustee to make scheduled payments due from Park Place to Holders of Notes from such escrow account. If Park Place cures such default and is otherwise in compliance with the Park Place Payment Obligations, Park Place shall be entitled to the repayment of the amount remaining in such escrow account.

          SECTION 10.    DEFEASANCE AND TENDER OFFERS.

          (a) In the event Hilton wishes to repurchase or defease any or all of the Notes at its option (other than pursuant to Section 10(b) hereof), Hilton will loan Park Place the funds sufficient to permit Park Place to effect such repurchase or defeasance. In such event, Park Place will repay such loan, but the amount of such repayment shall not exceed, and will be made on the same schedule as, the payments Park Place would have made on the Notes if no repurchase or defeasance had occurred.

          (b) In the event that Park Place fails to perform its obligation to repurchase or defease the outstanding Notes pursuant to Section 8 hereof, Hilton may effect such repurchase or defeasance. In such event, Park Place will repay to Hilton, upon demand, the aggregate amount of cash and cash equivalents applied by Hilton to effect such repurchase or defeasance, together with interest on such amount at the rate per annum borne by the applicable notes plus 2% per annum, calculated from the date of such repurchase or defeasance to the date such payment is made by Park Place to Hilton.

          (c) In the event Park Place wishes to repurchase or defease any or all of the Notes at its option it may do so and shall be responsible for any payments required thereunder. Hilton agrees to provide the necessary cooperation required from it as the original obligor on the Notes to effect such repurchase or defeasance.

          SECTION 11.    NOTICE TO HOLDERS OF NOTES.

          Hilton shall deliver a notice to Holders of Notes, reasonably satisfactory in form and substance to Park Place, within 30 days following the Distribution Date that describes the matters set forth in the Supplemental Indenture.

          SECTION 12.    CERTAIN REPRESENTATIONS.

          Each party hereto represents to the other party hereto that this Agreement is enforceable against such party in accordance with its terms.

          SECTION 13.    COMPLIANCE WITH INDENTURES.

          (a) Hilton agrees to comply with all of its obligations under the Indentures and the Supplemental Indentures, and not to take any action that would cause an Event of Default under the Indentures.

          (b) Park Place agrees to comply with all of its obligations under the Indentures and the Supplemental Indenture, and not to take any action that would cause an Event of Default under the Indentures.

          SECTION 14.    AMENDMENT OF INDENTURES AND SUPPLEMENTAL INDENTURE.

          Hilton agrees that it will not amend the Supplemental Indenture or either of the Indentures with respect to the Notes without the prior written consent of Park Place (which consent shall not be unreasonably withheld) except to (i) evidence the succession of another entity in place of Hilton as permitted by the Indentures or (ii) in the event Hilton is required to secure the Notes under applicable provisions of the Indentures. Hilton may amend the Indenture without the consent of Park Place with respect to any Debt Securities other than the Notes.

          SECTION 15.    REMEDIES.

          Hilton and Park Place acknowledge and agree that money damages would be inadequate relief for any breach or threatened breach of their obligations hereunder, and that either party shall be entitled to injunctive or other equitable relief for any breach or threatened breach.

          SECTION 16.    SEVERABILITY.

          The invalidity or partial invalidity or unenforcability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions.

          SECTION 17.    CHOICE OF LAW.

          THIS AGREEMENT SHALL BE CONSTRUED UNDER AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

          SECTION 18.    ATTORNEY'S FEES.

          If either party commences an action against the other with respect to this Agreement, the prevailing party in such action shall be entitled to an award of reasonable costs and expenses of litigation, including reasonable attorneys' fees, to be paid by the non-prevailing party.

          SECTION 19.    ENTIRE AGREEMENT.

          This Agreement and the Supplemental Indenture constitute the entire agreement and understanding between the parties with respect to its subject matter, are intended as a complete and exclusive statement of the terms of their agreement with respect to the Notes and supersede any prior or contemporaneous agreement or understanding related to the subject matter hereof. To the extent that there is any conflict between the terms of the Indentures and the Supplemental Indenture and the terms of this Agreement, the terms of the Indentures and the Supplemental Indenture shall control.

          SECTION 20.    AMENDMENTS.

          This Agreement may not be amended, supplemented or modified in any respect except by written agreement between the parties, duly signed by their respective authorized representatives, PROVIDED, that a Successor Corporation may assume the obligations of Park Place hereunder in accordance with the terms set forth in Section 9(d) and a successor corporation (as defined in the Indenture) may assume the obligations of Hilton hereunder so long as in connection therewith Hilton has complied with the provisions of Section 10.01 of the Indenture.

          SECTION 21.    COUNTERPARTS.

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.

          SECTION 22.    WAIVER.

          Either party may specifically waive any breach of this Agreement by the other party, but no such waiver shall be deemed effective unless in writing, signed by the waiving party, and specifically designating the breach waived. No waiver shall constitute a continuing waiver of similar or other breaches.

          SECTION 23.    NOTICES.

          Any notice required or permitted hereunder shall be delivered in the manner set forth in Section 1.05 of the Indentures.

          SECTION 24.    HEADINGS.

          The descriptive headings of the several Sections of this Agreement are for convenience only and do not constitute a part of the Agreement or affect its meaning or interpretation.

          SECTION 25.    SUCCESSORS AND ASSIGNS.

          All covenants and agreements in this Agreement by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns.

          IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the date first written above.


                      HILTON HOTELS CORPORATION

                      By: /s/ Mathew J. Hart
                          ------------------------------

                      Its: Executive Vice President and Chief Financial Officer
                           -----------------------------


                      PARK PLACE ENTERTAINMENT CORPORATION

                      By: /s/ Scott A. LaPorta
                          ------------------------------

                      Its: Executive Vice President and Chief Financial Officer
                           -----------------------------

                                  Exhibit A

                        [First Supplemental Indenture]

                                   Exhibit B

                                DEFINED TERMS

     "Acquisition Event" means a transaction or series of transactions that constitute related steps that are part of a single transaction, with respect to which a Public Notice has been given at any time on or before July 22, 2000,(1) the aggregate consideration of which exceeds $1,000,000,000, and which involves a merger or consolidation, whether direct or indirect, of any Person, with or into Hilton or of Hilton with or into any Person, or any sale, transfer or other conveyance, whether direct or indirect, of any assets of any Person to Hilton or of substantially all of the assets of Hilton to any Person.

     "Acquisition Related Rating Change" means the occurrence on or within 90 days after the date of a Public Notice (which period shall be extended so long as the rating of Hilton's senior unsecured debt is (i) under review by Moody's Investors Service, Inc., other than for possible upgrade or (ii) on CreditWatch by Standard & Poor's Ratings Group, other than with positive implications) of a decrease in the rating of Hilton's senior unsecured debt by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group attributable in whole or in part, directly or indirectly, to an Acquisition Event.

     "Attributable Debt" with respect to any Sale and Lease-Back Transaction that is subject to the restrictions described in Exhibit C means the present value of the minimum rental payments called for during the term of the lease (including any period for which such lease has been extended), determined in accordance with generally accepted accounting principles, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.

     "Capital Improvements" means additions to properties or renovations or refurbishing of properties which are designed to substantially upgrade such properties or significantly modernize the operation thereof.

     "Consolidated Net Tangible Assets" means the total amount of assets (including investments in Joint Ventures) of Park Place and its subsidiaries (less applicable depreciation, amortization and other valuation reserves) after deducting therefrom (a) all current liabilities of Park Place and its subsidiaries (excluding (i) the current portion of long-term indebtedness, (ii) intercompany liabilities and (iii) any liabilities which are by their terms renewable or extendible at the option of the obligor thereon to a time more than 12 months from the time as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and any other like intangibles, all as set forth on the most recent consolidated balance sheet of Park Place and computed in accordance with generally accepted accounting principles.

________________
(1) This date applies to the 7% Senior Notes due 2004. In the case of the 7.375% Senior Notes due 2002, such date is June 2, 2000.

     "Debt" means notes, bonds, debentures or other similar evidences of Debt for borrowed money or any guarantee of any of the foregoing.

     "Joint Venture" means any partnership, corporation or other entity, in which up to and including 50% of the partnership interest, outstanding voting stock or other equity interest is owned, directly or indirectly, by Park Place and/or one or more Subsidiaries.

     "Lien" means any mortgage, pledge, lien, encumbrance or other security interest to secure payment of Debt.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

     "Principal Property" means any real estate or other physical facility or depreciable asset, the net book value of which on the date of determination exceeds the greater of $25 million or 2% of Consolidated Net Tangible Assets of Park Place.

     "Public Notice" means a written press release, governmental filing or statement of a representative of Hilton reported in the media announcing that Hilton has engaged, will engage, intends or seeks to engage in an Acquisition Event.

     "Restricted Subsidiary" means any Subsidiary of Park Place organized and existing under the laws of the United States of America and the principal business of which is carried on within the United States of America (x) which owns, or is a lessee pursuant to a capital lease of, any Principal Property or (y) in which the investment of Park Place and all its Subsidiaries exceeds 5% of Consolidated Net Tangible Assets as of the date of such determination other than, in the case of either clause (x) or (y), (i) each Subsidiary whose business primarily consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof, (ii) each Subsidiary formed or acquired after the date hereof for the purpose of developing new assets or acquiring the business or assets of another Person and which does not acquire any part of the business or assets of Park Place or any Restricted Subsidiary and (iii) Subsidiaries whose principal business is conducting any Park Place timeshare business.

     "Subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is, at the time, directly or indirectly, owned by Park Place or by one or more Subsidiaries thereof, or by Park Place and one or more Subsidiaries.


                                      B-2